EXHIBIT 23.2


CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement
Form SB-2 of our report dated July 20, 2001, related to the Pro Forma consolidated financial statements of VX Technologies, Inc. for the year ended March 31, 2001, and to the reference to our firm under the caption "Experts" in the Prospectus.

                                      /s/DDK & COMPANY, LLP


New York, New York
November 8, 2001